As Filed with the Securities and Exchange Commission on November 27, 2002

Registration No. 333 — 65015

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE RHINO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-1870472 (I.R.S. Employer Identification No.)

104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104
(336) 659-6900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Billy D. Prim
Chairman and Chief Executive Officer
Blue Rhino Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104
(336) 659-6900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter A. Zorn, Esq.
Womble Carlyle Sandridge & Rice, PLLC
One West Fourth Street
Winston-Salem, NC 27101
(336) 721-3634

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

DEREGISTRATION OF SECURITIES

         On August 4, 1999, the registration statement on Form S-1 (File No. 333-65015) (the “Registration Statement”) of Blue Rhino Corporation (the “Company”) covering an aggregate of 1,400,000 shares of common stock , $0.001 par value per share (“Common Stock”), of the Company was declared effective by the Securities and Exchange Commission. Of the 1,400,000 shares of Common Stock covered by the Registration Statement, the Company could offer 1,000,000 shares of Common Stock (the “Acquisition Shares”) from time to time in connection with acquisitions of other businesses, real or personal properties, or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act of 1933, as amended, and 400,000 shares of Common Stock upon the exercise of options under its Distributor Option Plan in accordance with Rule 415(a)(1)(iv), or otherwise under Rule 415 (the “Plan”).

         None of the shares of Common Stock registered under the Registration Statement have been either issued or sold. Accordingly, the Company hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister a total of 1,000,000 shares, representing the Acquisition Shares, originally registered by the Registration Statement, which have neither been sold nor exchanged for.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 Registration Statement (No. 333-65015) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on November 27, 2002.

Blue Rhino Corporation

By:	/s/ Billy D. Prim

Billy D. Prim

Chairman of the Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-1 Registration Statement (No. 333-65015) has been signed below by the following persons in the capacities indicated on November 27, 2002.

/s/ Billy D. Prim	Chairman of the Board and Chief
Executive Officer (Principal Executive Officer)
Billy D. Prim

/s/ Mark Castaneda	Secretary, Chief Financial Officer and
Director (Principal Financial and Accounting Officer)
Mark Castaneda

/s/ Andrew J. Filipowski	Vice Chairman of the Board

Andrew J. Filipowski

/s/ Richard A. Brenner	Director

Richard A. Brenner

/s/ Steven D. Devick	Director

Steven D. Devick

/s/ Robert J. Lunn	Director

Robert J. Lunn

/s/ John H. Muehlstein	Director

John H. Muehlstein

/s/ David L. Warnock	Director

David L. Warnock